Exhibit 99.2

John P. Aldrich, Esq.

Nevada Bar No. 6877

ALDRICH LAW FIRM, LTD.

7866 West Sahara Avenue

Las Vegas, Nevada 89117

Tel: (702) 853-5490

Fax: (702) 227-1975

jaldrich@johnaldrichlawfirm.com

SHUMAN, GLENN & STECKER

Kip B. Shuman

100 Pine Street, Suite 1250

San Francisco, CA 94111

Tel: (303) 861-3003

Fax: (303) 536-7849

kip@shumanlawfirm.com

Counsel for Plaintiff

EIGHTH JUDICIAL DISTRICT COURT

CLARK COUNTY, NEVADA

CAILYN McCAULEY, derivatively on behalf of BLINK CHARGING CO.,	Case No. A-22-847894-C
Dept. No. 26

Plaintiff,

v.

MICHAEL D. FARKAS, MICHAEL P. RAMA, BRENDAN S. JONES, LOUIS R. BUFFALINO, JACK LEVINE, KENNETH R. MARKS, and RITSAART J.M. VAN MONTFRANS,

Defendants,

and

BLINK CHARGING CO.,

Nominal Defendant.

STIPULATION AND AGREEMENT OF SETTLEMENT . CASE NO. A-22-847894-C

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement (the “Stipulation”) dated June 26, 2025, is entered into by and among the following Parties (defined herein) by and through their respective counsel: (i) stockholder Cailyn McCauley (“McCauley”), plaintiff in the above-captioned shareholder derivative action (the “Nevada Action”) brought on behalf of nominal defendant Blink Charging Co. (“Blink” or the “Company”); (ii) Cindey Maloney (“Maloney”), the executrix of the estate of stockholder Melvyn Klein (“Klein”), and stockholder Vipin Bhatia (“Bhatia”), plaintiffs in the consolidated shareholder derivative action brought on behalf of Blink, styled In re Blink Charging Co. Stockholder Derivative Litigation, Lead Case No. 2020-019815-CA-01 (Fla. 11th Cir. Ct.) (the “Florida Action”) (the Nevada Action and Florida Action are collectively referred to herein as the “Derivative Actions,” and plaintiffs McCauley, Maloney, and Bhatia are collectively referred to herein as “Plaintiffs”); (iii) individual defendants Michael D. Farkas (“Farkas”), Michael P. Rama (“Rama”), Brendan S. Jones (“Jones”), Louis R. Buffalino (“Buffalino”), Jack Levine (“Levine”), Kenneth R. Marks (“Marks”), Ritsaart J.M. van Montfrans (“van Montfrans”), and Donald Engel (“Engel”) (collectively referred to herein as the “Individual Defendants”); and (vi) nominal defendant Blink (together with the Individual Defendants, “Defendants”) (Plaintiffs and Defendants are collectively referred to herein as the “Parties”). This Stipulation is intended by the Parties to fully, finally, and forever resolve, discharge and settle the Released Claims (as defined in paragraph 1.21 below), subject to approval of the Eighth Judicial District Court, Clark County, Nevada (the “Court”).1

I.	THE LITIGATION

A.	Procedural History of the Derivative Actions

1.	The Nevada Action

On February 7, 2022, the Nevada Action was filed in the Court by plaintiff McCauley on behalf of nominal defendant Blink, naming nearly all the Individual Defendants (all except defendant Engel) as defendants, and alleging claims for breach of fiduciary duty and unjust enrichment under Nevada law.

On March 29, 2022, the Court granted the Nevada Action parties’ joint stipulation providing for a stay of the Nevada Action pending the outcome of the motion to dismiss filed in the related securities class action against the Company and certain of the Individual Defendants, styled Bush v. Blink Charging Co., et al., Case No. 1:20-cv-23527-KMW (S.D. Fla.) (the “Securities Class Action”).2 The parties to the Nevada Action thereafter jointly submitted stipulations to continue the stay of the Nevada Action, and the stay was subsequently extended by Orders of the Court dated December 21, 2023 and July 16, 2024.

2.	The Florida Action

On September 15, 2020, plaintiff Klein filed a verified shareholder derivative complaint on behalf of Blink in the Circuit Court of the 11th Judicial Circuit in and for Dade County, Florida (the “Florida Court”), styled Klein v. Farkas, et al., Case No: 2020-019815-CA-01 (the “Klein Action”), against defendants Farkas, Buffalino, Engel, Levine, Marks, and van Montfrans and alleging claims for breach of fiduciary duty, waste of corporate assets, and unjust enrichment under Nevada law.

On October 13, 2020, the Florida Court granted the Klein Action parties’ stipulation providing for a stay of the Klein Action pending the outcome of the related Securities Class Action. On December 23, 2020, plaintiff Bhatia filed a verified shareholder derivative complaint on behalf of Blink in the Florida Court, naming all the Individual Defendants other than defendant Jones, and asserting claims under Nevada law for breach of fiduciary duty related to certain misrepresentations and separately, discriminatory misconduct, unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets, styled Bhatia v. Farkas, et al., Case No: 2020- 027632-CA-01 (the “Bhatia Action”).

1 Capitalized words or terms used herein, unless otherwise defined, shall have the meanings ascribed to them in Section V. 1. herein titled “Definitions.”

2 On November 27, 2023, the U.S. District Judge presiding over the Securities Class Action issued an order granting in part, and denying in part, the defendants’ motion to dismiss. On April 19, 2024, the parties to the Securities Class Action reached an agreement in principle to a proposed $3.75 million settlement. The parties in the Securities Class Action filed a notice advising the Southern District of Florida of the proposed settlement that same day. On October 21, 2024, the Southern District of Florida entered a Final Judgment approving the settlement of the Securities Class Action.

STIPULATION AND AGREEMENT OF SETTLEMENT . CASE NO. A-22-847894-C

On January 9, 2021, the parties to the Klein and Bhatia Actions stipulated to consolidate the Klein and Bhatia Actions and appoint The Brown Law Firm, P.C. (the “Brown Firm”) and Gainey McKenna & Egleston (“GM&E”) as Co-Lead Counsel for plaintiffs in the consolidated Florida Action.

On February 17, 2021, the Florida Court granted the stipulation, consolidated the Klein and Bhatia Actions into the Florida Action, and appointed Co-Lead Counsel. Pursuant to that order, the Florida Action remained stayed pursuant to the terms previously agreed to and so-ordered in the Klein Action.

On October 15, 2021, the Florida Court informed the parties to the Florida Action that the February 17, 2021 order approving consolidation had to be vacated, and that the Bhatia Action needed to first be transferred to the same judicial section as the Klein Action.

On December 8, 2021, plaintiff Bhatia filed an Agreed Motion to Transfer the Bhatia Action to the same judicial section as the Klein Action, which the Florida Court granted on March 31, 2022.

On May 9, 2022, plaintiff Klein, by and through plaintiff Maloney, made a motion to substitute, noting suggestion of death on the record, which the Florida Court granted on June 17, 2022.

On June 15, 2022, the Florida Action parties stipulated to consolidate the Klein (now Maloney) and Bhatia Actions.

On June 22, 2022, the Florida Court lifted the stay of the Maloney Action, consolidated it with the Bhatia Action, appointed the Brown Firm and GM&E as Co-Lead Counsel, and stayed the consolidated Florida Action pursuant to the terms previously agreed upon and so-ordered.

On December 12, 2023, following the resolution of the motion to dismiss in the Securities Class Action, the Florida Action parties stipulated to stay the Florida Action pending discovery in the Securities Class Action, which was ordered by the Florida Court on December 14, 2023.

The Derivative Actions remain stayed pending the filing of this Stipulation.

B.	Settlement Discussions and Mediation

On March 1, 2024, counsel for Plaintiffs reached an agreement to work together to engage in settlement negotiations with Defendants. Pursuant to this coordination agreement, Plaintiffs’ counsel collectively drafted a joint settlement demand, which included detailed corporate governance terms, among other things, to commence settlement negotiations, which was served on counsel for Defendants on March 5, 2024. The settlement negotiations between the Parties continued for several months as the Parties, by and through their undersigned attorneys, engaged in good faith, arm’s-length discussions regarding the possible settlement of the Derivative Actions.

In connection with the settlement negotiations, the Parties agreed to participate in mediation with Jed D. Melnick of JAMS (the “Mediator”), an experienced neutral mediator who mediated the Securities Class Action. Accordingly, on April 3, 2024, the Parties attended a full-day mediation with the Mediator. During this mediation session, with the assistance of the Mediator, the Parties engaged in frank discussions regarding the strengths and weaknesses of the claims and defenses at issue in the Derivative Actions. The Parties debated and presented their competing views of the essential facts, legal claims and defenses, and the broad range of possible litigation outcomes. Although no resolution was reached at the conclusion of this mediation, the Parties made significant progress and continued their arm’s-length negotiations and exchanges of settlement proposals and counterproposals over the ensuing months.

In early November 2024, following the exchange of numerous settlement proposals and counterproposals, the Parties were able to reach an agreement in principle on the material substantive terms of a global settlement of the Derivative Actions and the terms of the corporate governance reforms reflected in Exhibit A hereto (the “Corporate Governance Reforms”). On November 14, 2024, the Parties executed a term sheet (the “Term Sheet”) memorializing those material substantive terms and the terms of the Corporate Governance Reforms, subject only to the good faith negotiation and execution of this Stipulation.

STIPULATION AND AGREEMENT OF SETTLEMENT . CASE NO. A-22-847894-C

Following the execution of the Term Sheet, the Parties commenced negotiations regarding an appropriate amount of attorneys’ fees and expenses for Plaintiffs’ Counsel (as defined herein) in consideration of the substantial benefits achieved for the Company and its current stockholders through the filing, litigation, and settlement of the Derivative Actions. After several months of negotiations, the Parties agreed to participate in a half-day mediation to be overseen by the Mediator on April 29, 2025. The Parties did not reach an agreement by the conclusion of the mediation session. After the Parties arrived at an impasse, the Mediator issued a double-blind mediator’s proposal (the “Mediator’s Proposal”) to the Parties, pursuant to which Plaintiffs’ Counsel would be paid attorneys’ fees and expenses in the amount of $553,750 (five hundred fifty-three thousand, seven hundred and fifty dollars), subject to approval of the Court. On May 2, 2025, the Mediator reported to the Parties that all Parties had accepted the Mediator’s Proposal.

II.	PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Derivative Actions have merit and that their investigations support the claims asserted. However, and without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, based upon their thorough investigation and evaluation of the relevant evidence, substantive law, procedural rules, and their assessment of the interests of Blink and Current Blink Stockholders, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement’s guarantee of substantial benefits conferred upon Blink and Current Blink Stockholders in the form of the Corporate Governance Reforms is fair, reasonable and adequate consideration for foregoing the pursuit of a potentially superior recovery through further litigation, and serves the best interests of Blink and Current Blink Stockholders. Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Derivative Actions, as well as the difficulties and delays inherent in such litigation.

Plaintiffs’ Counsel attest that they conducted an investigation relating to the claims and the underlying events alleged in the Derivative Actions, including, but not limited to: (i) reviewing and analyzing Blink’s public filings with the U.S. Securities and Exchange Commission (the “SEC”), press releases, announcements, transcripts of investor conference calls, and news articles; (ii) reviewing and analyzing the investigations in publicly-available pleadings against Blink related to the allegations in the Derivative Actions; (iii) reviewing and analyzing the allegations contained in the related Securities Class Action; (iv) researching, drafting, and filing shareholder derivative complaints; (v) reviewing internal documents produced by the Company pursuant to certain letter agreements; (vi) researching the applicable law with respect to the claims asserted (or which could be asserted) in the Derivative Actions and the potential defenses thereto; (vii) researching corporate governance issues; (viii) preparing a detailed settlement demand on behalf of Plaintiffs; (ix) participating in a full-day mediation on April 3, 2024; (x) engaging in extensive pre- and post- mediation settlement discussions and exchanging extensive corporate governance reforms and counteroffers with the Mediator and counsel for the Defendants; and (xi) negotiating and drafting the settlement documentation for presentment to the Court.

Plaintiffs’ Counsel’s views are further informed by their experience and thorough analysis of the facts and law governing the applicable derivative standing and pleading requirements, substantive claims and defenses, and damages and disgorgement remedies. Plaintiffs’ Counsel’s assessment of the facts and legal issues material to their recommendation in favor of the Settlement was honed and refined in the course of drafting pleadings, and during the lengthy substantive written and verbal exchanges with Defendants’ Counsel and the Mediator.

III.	DEFENDANTS’ DENIAL OF WRONGDOING AND LIABILITY

Defendants have vigorously denied, and continue to deny vigorously, any and all allegations of wrongdoing or liability with respect to the claims and contentions asserted in the Derivative Actions. Defendants expressly have denied and continue to deny all allegations of wrongdoing by or liability against them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged, or that could have been alleged in the Derivative Actions. Without limiting the foregoing, Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to the Company or its stockholders, or that the Company or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Derivative Actions or otherwise. Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of the Company and its stockholders.

STIPULATION AND AGREEMENT OF SETTLEMENT . CASE NO. A-22-847894-C

Nonetheless, Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex cases like the Derivative Actions or other shareholder derivative action(s) or books and records actions, and that the Settlement would, among other things: (a) bring to an end the expenses, burdens, and uncertainties associated with the continued litigation of the claims asserted in the Derivative Actions; (b) put to rest those claims and the underlying Derivative Actions; and (c) confer benefits upon them, including further avoidance of disruption of their duties due to the pendency and defense of the Derivative Actions. Therefore, Defendants have determined that it is desirable and beneficial that the Derivative Actions, and all of the Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Pursuant to the terms set forth below, this Stipulation (including all of the Exhibits hereto) shall in no event be construed as or deemed to be evidence of an admission or concession by Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

IV.	INDEPENDENT BOARD APPROVAL OF THE SETTLEMENT

Blink’s Board of Directors (the “Board”), including each of the independent, nondefendant members of the Board, advised by independent counsel and acting by unanimous resolution and in exercise of their business judgment, has determined that Plaintiffs’ efforts in connection with the Derivative Actions were a substantial factor in the adoption, implementation, and maintenance of the Corporate Governance Reforms provided by the Settlement; that because of the substantial benefits conferred on Blink and its stockholders, the Settlement is fair and reasonable in all respects; and approval of the Settlement is in the best interests of the Company and its stockholders.

V.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among the Parties to this Stipulation, subject to approval of the Court, in consideration of the benefits flowing to the Parties from the Settlement set forth herein, the Derivative Actions shall be fully, finally and forever compromised, settled, discharged, relinquished and released, that the Released Claims shall be released by the Releasing Parties (as defined in paragraph 1.25 below) as against the Released Persons (as defined in paragraph 1.23 below), and that the Derivative Actions shall be dismissed with prejudice, upon and subject to the following terms and conditions, and further subject to the approval of the Court.

1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1. “Blink” means Blink Charging Co.

1.2. “Board” means the Board of Directors of Blink.

1.3. “Corporate Governance Reforms” means the corporate governance reforms set forth in Exhibit A attached to this Stipulation.

1.4. “Court” means the Eighth Judicial District Court, Clark County, Nevada.

1.5. “Current Blink Stockholder” or “Current Blink Stockholders” means any and all individuals or entities who are record or beneficial owners of Blink common stock as of the date of the execution of this Stipulation and who continue to hold their Blink common stock as of the date of the Settlement Hearing.

1.6. “Defendants” means the Individual Defendants and Blink.

1.7. “Defendants’ Counsel” means Holland & Knight, LLP.

1.8. “Defendants’ Released Claims” means any and all claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, including Unknown Claims, whether arising under federal, state, common or foreign law brought by Plaintiffs, the Company, or any other Company stockholder that: (i) were asserted in any of the complaints in the Derivative Actions, or (ii) could have been asserted in any of the complaints in the Derivative Actions, or by any other Company stockholder against any of the Defendants in any forum, and that arise out of, or are based upon, the allegations, transactions, facts, matters or occurrences, representations or omissions, or circumstances set forth, or referred to in any of the complaints in the Derivative Actions, or (iii) the institution, commencement, prosecution, defense, mediation, or settlement of the Derivative Actions.

STIPULATION AND AGREEMENT OF SETTLEMENT . CASE NO. A-22-847894-C

1.9. “Defendants’ Releasing Parties” means Defendants and their respective agents, spouses, heirs, predecessors, successors, transferors, transferees, personal representatives, representatives and assigns.

1.10. “Derivative Actions” means, collectively, the Nevada Action and the Florida Action.

1.11. “Final Approval” means the later of: (a) the expiration of the time for the filing or noticing of an appeal or motion for re-argument or rehearing from the Court’s Order and Final Judgment approving the Settlement; (b) the date of final affirmance of the Court’s Order and Final Judgment on any appeal or re-argument or rehearing; or (c) the final dismissal of any appeal.

1.12. “Florida Action” means the consolidated shareholder derivative action brought on behalf of Blink styled In re Blink Charging Co. Stockholder Derivative Litigation, Lead Case No. 2020-019815-CA-01 (Fla. 11th Cir. Ct.).

1.13. “Individual Defendants” means Michael D. Farkas, Michael P. Rama, Brendan S. Jones, Louis R. Buffalino, Jack Levine, Kenneth R. Marks, Ritsaart J.M. van Montfrans, and Donald Engel.

1.14. “Nevada Action” means the derivative action brought on Blink’s behalf styled McCauley v. Farkas, et al., Case No. A-22-847894-C (Eighth Jud. Dist. Ct., Clark County, NV).

1.15. “Notice” means the notice of the Settlement substantially in the form attached hereto as Exhibit C.

1.16. “Order and Final Judgment” means the order to be entered by the Court substantially in the form attached hereto as Exhibit D.

1.17. “Plaintiffs’ Counsel” means (i) Shuman, Glenn & Stecker (“SGS”); (ii) Aldrich Law Firm, Ltd.; (iii) Kaskela Law LLC; (iv) Gainey McKenna & Egleston; (v) Law Offices of Scott Egleston, P.A.; (vi) The Brown Law Firm, P.C.; and (vii) The Rosen Law Firm, P.A.

1.18. “Plaintiffs’ Released Claims” means all claims and causes of action of every nature and description, whether known or unknown, whether arising under federal, state, common or foreign law, including Unknown Claims, that arise out of or relate in any way to Released Plaintiff Parties’ (as defined below in paragraph 1.24) institution, prosecution, or settlement of the Derivative Actions.

1.19. “Plaintiffs’ Releasing Parties” means Plaintiffs, Blink, and all Current Blink Stockholders, whether acting directly, representatively, or derivatively on behalf of Blink, and their respective agents, spouses, heirs, predecessors, successors, transferors, transferees, personal representatives, representatives and assigns.

1.20. “Preliminary Approval Order” means the order of the Court preliminarily approving the Settlement substantially in the form attached hereto as Exhibit B.

1.21. “Released Claim(s)” means Plaintiffs’ Released Claims and Defendants’ Released Claims; provided, however, for the avoidance of doubt, that Released Claims shall not include any claims relating to the enforcement of this Stipulation or Settlement or any claims by Blink or the Individual Defendants for insurance coverage or any claims by the Individual Defendants for indemnification or advancement.

1.22. “Released Defendant Parties” means all Defendants in the Derivative Actions, and any and all of their and Blink’s respective current or former agents, parents, controlling persons, general or limited partners, members, managers, managing members, direct or indirect equity holders, subsidiaries, affiliates, employees, officers, directors, predecessors, successors, attorneys, heirs, assigns, insurers, reinsurers, consultants, and other representatives, servants and related persons, in their capacities as such.

1.23. “Released Person” or “Released Persons” means each and all of the Released Plaintiff Parties and the Released Defendant Parties.

1.24. “Released Plaintiff Parties” means Plaintiffs and Plaintiffs’ Counsel and each of their respective agents, assigns, and related persons.

STIPULATION AND AGREEMENT OF SETTLEMENT . CASE NO. A-22-847894-C

1.25. “Releasing Parties” means Plaintiffs’ Releasing Parties and Defendants’ Releasing Parties.

1.26. “Settlement” means the settlement contemplated by this Stipulation.

1.27. “Unknown Claims” means any Released Claim which Plaintiffs, the Company, or any Company stockholder does not know or suspect to exist in his, her or its favor at the time of Final Approval of the Released Claims as against the Released Persons, including without limitation those which, if known, might have affected the decision to enter into or object or not object to the Settlement.

2.	Releases

2.1. Upon Final Approval of the Settlement, Plaintiffs’ Releasing Parties, by operation of the Settlement and to the fullest extent permitted by law, shall completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Released Defendant Parties from any and all of the Defendants’ Released Claims.

2.2. Upon Final Approval of the Settlement, Defendants’ Releasing Parties, by operation of the Settlement and to the fullest extent permitted by law, shall completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Released Plaintiff Parties from any and all of the Plaintiffs’ Released Claims.

2.3. The Settlement is intended to extinguish all of the Released Claims by the Releasing Parties as against the Released Persons and, consistent with such intention, upon Final Approval of the Settlement, the Releasing Parties shall waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law or principle of common law, which may have the effect of limiting the Released Claims. This shall include a waiver of any rights pursuant to California Civil Code § 1542 (and equivalent, comparable, or analogous provisions of the laws of the United States or any state or territory thereof, or of the common law), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR THE RELEASED PARTY.

2.4. Plaintiffs acknowledge, and the Plaintiffs’ Releasing Parties shall be deemed by operation of the entry of the Order and Final Judgment upon Final Approval of the Settlement to have acknowledged, that the foregoing waiver in paragraph 2.3 was expressly bargained for, is an integral term of the Settlement, and was relied upon by each and all of the Released Defendant Parties in entering into the Settlement.

2.5. Nothing herein shall in any way release, waive, impair, or restrict the rights of any Party to enforce the terms of this Stipulation or Settlement.

3.	Settlement Consideration

3.1. As a direct result of Plaintiffs’ investigation, initiation, and litigation of the Derivative Actions, in consideration for the full Settlement and release of the Released Claims, and upon Court approval of the Settlement, the Board shall adopt resolutions and amend Board committee charters, corporate governance documents, Blink’s Articles of Incorporation and/or Bylaws to ensure the implementation, and maintenance of the Corporate Governance Reforms set forth in Exhibit A no later than thirty (30) days of issuance of a final Court order approving the Settlement.

3.2. The Corporate Governance Reforms shall remain in effect for a period of at least four (4) years from the date of adoption.

3.3. In further consideration for the full Settlement and release of the Released Claims, Blink acknowledges and agrees that the filing, pendency, and settlement of the Derivative Actions was the cause of the Company’s decision to adopt, implement, and maintain the Corporate Governance Reforms.

3.4. The Company acknowledges and agrees that the Corporate Governance Reforms confer substantial benefits to the Company and Current Blink Stockholders, that the Settlement is fair and reasonable in all respects, and approval of the Settlement is in the best interests of the Company and Current Blink Stockholders.

STIPULATION AND AGREEMENT OF SETTLEMENT . CASE NO. A-22-847894-C

4.	Attorneys’ Fees and Reimbursement of Expenses for Plaintiffs’ Counsel

4.1. After negotiation of the principal terms of the Settlement, including the Corporate Governance Reforms, the Parties commenced negotiations regarding attorneys’ fees and reimbursement of expenses for Plaintiffs’ Counsel, under the corporate benefit doctrine. On May 2, 2025, after participating in a half-day mediation and reaching an impasse, the Parties accepted a Mediator’s proposal for the payment of $553,750 (five hundred fifty-three thousand, seven hundred and fifty dollars) in attorneys’ fees and expenses (the “Fee and Expense Amount”) to Plaintiffs’ Counsel, subject to Court approval.

4.2. The Court may consider and rule upon the fairness, reasonableness, and adequacy of the proposed Settlement independently of Plaintiffs’ Counsel’s proposed Fee and Expense Amount. The declination of the Court to approve the proposed Fee and Expense Amount, in whole or in part, shall have no effect on the validity of the Settlement or delay the enforceability of the Settlement, and final resolution by the Court of the proposed Fee and Expense Amount shall not be a precondition to the dismissal with prejudice of the Derivative Actions. Any declination of the Court to approve the proposed Fee and Expense Amount, in whole or in part, shall not provide any of the Parties with the right to terminate the Settlement.

4.3. In full and final settlement of the claims asserted in the Derivative Actions against the Defendants and in consideration of the releases specified herein, Blink shall cause to be paid the Fee and Expense Amount into an escrow account controlled by SGS within thirty (30) days of: (i) the entry of an order from the Court preliminarily approving the Settlement, and (ii) the date on which SGS provides sufficient written payment instructions, including wire transfer information and a W-9, to Defendants’ Counsel, and shall be releasable within five (5) business days upon entry of an order granting Final Approval of the Settlement and approving the Fee and Expense Amount, notwithstanding any collateral attacks on any aspect of the Settlement, including without limitation, any objections or appeals. In the event the Settlement is not approved, or is terminated, cancelled, or fails to become effective for any reason, including, without limitation, in the event the Order and Final Judgment is reversed or vacated, within ten (10) days after written notification is sent by Defendants’ Counsel, Plaintiffs’ Counsel shall refund the Fee and Expense Amount by wire transfer in accordance with the instructions to be provided by Defendants’ counsel. Neither Blink nor any other Released Persons (as defined in the Stipulation) shall have any obligations with respect to Plaintiffs’ Counsel’s fees and/or expenses beyond the Fee and Expense Amount.

4.4. Plaintiffs may seek the Court’s approval of reasonable service awards for each Plaintiff of up to $2,000.00, to be paid from the Fee and Expense Amount, and Defendants shall not oppose any such request. The declination of the Court to approve a service award, in whole or in part, shall have no effect on the validity of the Settlement or delay the enforceability of the Settlement, and final resolution by the Court of a service award request shall not be a precondition to the dismissal with prejudice of the Derivative Actions. Any declination of the Court to approve a service award, in whole or in part, shall not provide any of the Parties with the right to terminate the Settlement.

4.5. Plaintiffs’ Counsel shall allocate the Fee and Expense Amount among themselves. Any fee allocation mediation or costs associated with allocation shall be borne solely by Plaintiffs’ Counsel.

5.	Notice

5.1. Within fourteen (14) days after the Court’s entry of the Preliminary Approval Order, notice of the Settlement shall be provided through: (i) the filing of a Current Report on Form 8-K with the SEC by the Company, which shall include as attachments the approved settlement notice (“Settlement Notice”) and the Stipulation and exhibits thereto; (ii) the publication of the Settlement Notice one time in Investor’s Business Daily or www.investors.com; and (iii) the posting of the SEC Form 8-K with the Settlement Notice, Stipulation and exhibits thereto on the Investor Relations portion of the Company’s website through the date of the Settlement Hearing (defined in paragraph 5.3 below).

5.2. The Company shall pay for all costs associated with this notice program or any other form and manner of notice required by the Court. The Parties believe the content and manner of the Notice, as set forth in these paragraphs, constitutes adequate and reasonable notice of the Settlement to all persons entitled to receive such notice pursuant to applicable law and due process.

STIPULATION AND AGREEMENT OF SETTLEMENT . CASE NO. A-22-847894-C

5.3. Counsel for Blink shall file with the Court an appropriate affidavit with respect to compliance with the requirements set forth in the foregoing paragraph, at least ten (10) business days before the Court holds a hearing to consider whether to enter the Order and Final Judgment (“Settlement Hearing”).

6.	Stay of Proceedings

6.1. Pending Final Approval of the Settlement by the Court, the Parties agree to continue the stay of the Derivative Actions, Plaintiffs and Plaintiffs’ Counsel agree to cease any and all litigation activity for each of the Derivative Actions, and Plaintiffs and Plaintiffs’ Counsel agree not to initiate any other proceedings related to the Derivative Actions other than those incident to the Settlement itself including to seek approval of the Settlement from the Court and to request jointly a continuance of any other deadlines or filing requirements, as necessary.

6.2. Prior to Final Approval of the Settlement by the Court, Plaintiffs, Current Blink Stockholders, and any other of Released Plaintiff Parties, and anyone who acts or purports to act on their behalf, are barred and enjoined from filing, commencing, prosecuting, intervening in, participating in, or receiving any benefits or other relief from any other lawsuit, arbitration, or administrative, regulatory, or other proceeding (including a motion or complaint in intervention in any such action or proceeding if the person or entity filing such motion or complaint in intervention purports to be acting as, on behalf of, for the benefit of, or derivatively for any of the above persons or entities) or order, in any jurisdiction or forum, as to the Released Defendant Parties based on or relating in any way to the Released Claims.

7.	Submission and Application to the Court

As soon as reasonably practicable after this Stipulation has been executed, Plaintiffs shall move the Court for Preliminary Approval of the Settlement and entry of a Preliminary Approval Order, substantially in the form attached hereto as Exhibit B, establishing the procedure for the approval of the Notice to Current Blink Stockholders, substantially in the form attached hereto as Exhibit C.

8.	Order and Final Judgment

8.1. If the Settlement (including any modifications thereto made with the consent of the Parties as provided for herein) is approved by the Court following the Settlement Hearing as fair, reasonable, and adequate and in the best interests of Blink, the Parties shall jointly request that the Court enter the Order and Final Judgment substantially in the form attached hereto as Exhibit D.

8.2. The Order and Final Judgment shall, among other things, provide for full and complete dismissal of the Nevada Action with prejudice, and the Settlement and release of the Released Claims by the Releasing Parties as against the Released Persons.

8.3. Within two (2) business days following the expiration of the period to appeal entry of a final order approving the Settlement, Plaintiffs in the Florida Action shall file a notice of voluntary dismissal with prejudice with the Florida Court.

9.	Cooperation

9.1. The Parties and their respective counsel agree to cooperate fully with one another in seeking the Court’s approval of the Settlement, and to use their best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements to obtain the Court’s approval of the Settlement, consummate and make effective, as promptly as practicable, this Stipulation and the Settlement provided for hereunder (including, but not limited to, using their best efforts to resolve any objections raised to the Settlement) and the dismissal of the Derivative Actions with prejudice without costs, fees or expenses to any Party (except as provided for herein).

9.2. Without further order of the Court, the Parties may agree to reasonable extensions of time not expressly set forth by the Court in order to carry out any provisions of this Stipulation.

STIPULATION AND AGREEMENT OF SETTLEMENT . CASE NO. A-22-847894-C

10.	Conditions of Settlement

10.1. The Settlement is conditioned upon the fulfillment of each of the following: (i) entry by the Court of an Order and Final Judgment in the form attached hereto as Exhibit D approving the proposed Settlement and dismissing the Nevada Action with prejudice without the award of any damages, costs, fees or the grant of any further relief except for an award of fees and expenses to Plaintiffs’ Counsel that the Court may make as contemplated herein; (ii) the dismissal of the Florida Action with prejudice; and (iii) Final Approval of the Settlement.

10.2. This Stipulation shall be null and void and of no force and effect if the Settlement does not obtain Final Approval for any reason. In such event, this Stipulation shall not be deemed to prejudice in any way the respective positions of the Parties with respect to the Derivative Actions or to entitle any Party to the recovery of costs and expenses incurred in connection with the intended implementation of the Settlement, including any costs related to providing notice to Current Blink Stockholders (as set forth in paragraph 5), to the extent such costs have already been incurred by Blink.

10.3. In the event that the proposed Settlement is rendered null and void for any reason, the existence of or the provisions contained in this Stipulation or the Term Sheet or any other document relating to the terms of the proposed Settlement shall not be deemed to prejudice in any way the respective positions of the Parties with respect to the Derivative Actions; nor shall they be deemed a presumption, a concession, or an admission by the Parties of any fault, liability, wrongdoing or damages whatsoever as to any facts, claims or defenses that have been or could have been alleged or asserted in the Derivative Actions, or any other action or proceeding or each thereof; nor shall they be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Derivative Actions, or in any other action or proceeding.

11.	Warranty and Non-Assignment of Claims

Plaintiffs and Plaintiffs’ Counsel represent and warrant that Plaintiffs are Current Blink Stockholders and that none of Defendants’ Released Claims have been assigned, encumbered, or in any manner transferred in whole or in part, and that neither Plaintiffs nor Plaintiffs’ Counsel will attempt to assign, encumber, or in any way transfer, in whole or in part, any of Defendants’ Released Claims.

12.	Stipulation Not an Admission

12.1. Neither this Stipulation nor the Settlement, nor any act or omission taken in connection with this Stipulation or the Settlement, is intended or shall be deemed to be a presumption, concession or admission by: (a) any of the Individual Defendants, Blink or any of the Released Defendant Parties as to the validity of any claims, causes of action or other issues that were or could have been raised in the Derivative Actions or in any other litigation, or to be evidence of or constitute an admission of wrongdoing or liability by any of them, and each of them expressly denies any such wrongdoing or liability; or (b) Plaintiffs as to the lack of merit of any claim or the validity of any defense.

12.2. Any communications related to the Settlement, their contents or any of the negotiations, statements, or proceedings in connection therewith shall not be offered or admitted in evidence or referred to, interpreted, construed, invoked, or otherwise used by any person for any purpose in the Derivative Actions or otherwise, except as may be necessary to effectuate the Settlement.

12.3. Paragraphs 10.2, 10.3, 12.1, and 12.2 shall remain in full force and effect in the event that the proposed Settlement is terminated or fails to become effective for any reason.

13.	No Waiver

13.1. Any failure by any Party to insist upon the strict performance by any other Party of any of the provisions of the Settlement shall not be deemed a waiver of any of the provisions of the Settlement, and such Party shall have the right thereafter to insist upon the strict performance of any and all of the provisions of the Settlement. All waivers must be in writing and signed by the Party against whom the waiver is asserted.

13.2. No waiver, express or implied, by any Party of any breach or default in the performance by any other Party of its obligations pursuant to the Settlement shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent or contemporaneous, under the terms of the Settlement.

STIPULATION AND AGREEMENT OF SETTLEMENT . CASE NO. A-22-847894-C

14.	Breach

The Parties agree that in the event of any breach of the Settlement, all of the Parties’ rights and remedies at law, equity, or otherwise, are expressly reserved.

15.	Entire Agreement; Amendments

This Stipulation constitutes the entire agreement among the Parties with respect to the subject matter hereof and may be modified or amended only by a writing signed by the signatories hereto or their representatives.

16.	Counterparts

This Stipulation may be executed in multiple counterparts by any of the signatories hereto, including by facsimile, and as so executed shall constitute one agreement.

17.	Successors and Assigns

Except as expressly provided for herein, this Stipulation, and all rights and powers granted hereby, shall be binding upon and inure to the benefit of the Parties and their respective agents, executors, heirs, successors, affiliates and assigns.

18.	Jurisdiction

Any action related to implementing and enforcing the Settlement shall be filed and litigated exclusively in the Court. Each Party: (i) consents to personal jurisdiction in any such action brought in the Court; (ii) consents to service of process by registered mail (with a copy to be delivered at the time of such mailing to counsel for each Party by electronic mail) upon such Party and/or such Party’s agent for purposes of such action; (iii) waives any objection to venue in the Court and any claim that the Court is an inconvenient forum for such action; and (iv) waives any right to demand a jury trial as to any such action.

19.	Bankruptcy

19.1 Blink represents that to its actual knowledge at the time of execution of this Stipulation, it is not “insolvent” as that term is defined in 11 U.S.C. § 101(32), nor does Blink project that the payment of any costs incurred in connection with the Settlement, including those related to providing Notice and paying the Fee and Expense Amount in accordance with the Stipulation, amounts which will be paid by Blink’s insurers, would render it insolvent within that meaning.

STIPULATION AND AGREEMENT OF SETTLEMENT . CASE NO. A-22-847894-C

19.2 Blink represents and acknowledges that it is receiving consideration through the Stipulation that provides it reasonably equivalent value for the terms and conditions imposed on Blink through the Stipulation, specifically, the release of claims specified herein, and that the Fee and Expense Amount will be paid by the Company’s insurers, not from assets or property of Blink, and not otherwise available to pay any claims or debts of Blink.

19.3 In the event any proceedings by or on behalf of Blink, whether voluntary or involuntary, are initiated under any chapter of the U.S. Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals to effectuate this Stipulation in a timely and expeditious manner.

19.4 In the event that any Bankruptcy Proceedings are initiated by or on behalf of Blink prior to Final Approval of the Settlement, the Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases, and approvals from the presiding Bankruptcy Court to carry out the terms and conditions of the Stipulation.

19.5 Blink agrees that this Stipulation is not, and expressly waives any argument that this Stipulation is, an “executory contract” as that term is used in the U.S. Bankruptcy Code that can be rejected pursuant to 11 U.S.C. § 365 on motion filed with the Bankruptcy Court.

19.6 Blink agrees to consent to and not oppose any motion filed in the Bankruptcy Court by Plaintiffs or Individual Defendants requesting relief from the automatic stay to consummate the Settlement before the Nevada State Court and not to oppose any effort of Plaintiffs and the Individual Defendants to secure the funding of the Fees and Expense Amount by the Company’s insurers as required by the Stipulation.

20. Authority

The undersigned attorneys represent and warrant that they have the authority from their client(s) to enter into this Stipulation and bind their client(s) thereto.

STIPULATION AND AGREEMENT OF SETTLEMENT . CASE NO. A-22-847894-C

IN WITNESS WHEREOF, the Parties have caused this Stipulation to be executed, by their duly authorized attorneys, dated June 26, 2025.

	/s/ Brett D. Stecker	/s/ Stephen Warren
	Brett D. Stecker	Stephen Warren
	Rusty E. Glenn	Allison Kernisky
	Shuman, Glenn & Stecker	Holland & Knight, LLP
	600 17th Street, Suite 2800 South	701 Brickell Avenue, Suite 3300
	Denver, CO 80202	Miami, Florida 33131
	(303) 861-3003	(305) 374-8500
Email:	brett@shumanlawfirm.com	Email: stephen.warren@hklaw.com
	rusty@shumanlawfirm.com	Email: allison.kernisky@hklaw.com

	John P. Aldrich	Counsel for Defendants and Nominal Defendant Blink Charging Co.
Aldrich Law Firm, Ltd.
7866 West Sahara Avenue
Las Vegas, NV 89117
(702) 853-5490
Email:	jaldrich@johnaldrichlawfirm.com

D. Seamus Kaskela
Kaskela Law LLC
18 Campus Blvd., Suite 110
Newtown Square, PA 19073
(484) 258-1585
Email: skaskela@kaskelalaw.com

Counsel for Plaintiff McCauley

/s/ Timothy W. Brown
Timothy W. Brown
The Brown Law Firm, P.C.
737 Third Avenue, Suite 2501
New York, New York 10017
(516) 922-5427
Email: tbrown@thebrownlawfirm.net

/s/ Thomas J. McKenna
Thomas J. McKenna
Gregory M. Egleston
Gainey McKenna & Egleston
260 Madison Avenue, 21st Floor
New York, New York 10016
(212) 983-1300

Email: tjmckenna@gme-law.com
Email: gegleston@gme-law.com

Co-Lead Counsel for Plaintiffs in the Florida Action

Scott D. Egleston
Law Offices of Scott Egleston, P.A.
152 N.E. 167th Street, Suite 300
Miami, Florida 33162
(305) 892-8088

Local Counsel for Plaintiffs in the Florida Action

STIPULATION AND AGREEMENT OF SETTLEMENT . CASE NO. A-22-847894-C

EXHIBIT A

EXHIBIT A

I	CORPORATE GOVERNANCE REFORMS TO BE IMPLEMENTED AND MAINTAINED BY THE COMPANY AS A RESULT OF THE SETTLEMENT

Within thirty (30) days of issuance of a final Court order approving the settlement of the Derivative Actions, the Board shall adopt resolutions and amend Board committee charters, corporate governance documents, the Company’s Articles of Incorporation and/or the Company’s Bylaws2 to ensure the adoption, implementation, and maintenance of the following Reforms, which shall remain in effect for no less than four (4) years from the date of adoption.

The Company acknowledges and agrees that the filing, pendency, and settlement of the Derivative Actions was the cause of the Company’s decision to adopt, implement, and maintain the Reforms. The Company also acknowledges and agrees that the Reforms confer substantial benefits to the Company and the Company’s current shareholders.

1.	Charging Station Maintenance

Among the allegations in the Actions are those that relate to the Company’s network of damaged, neglected, non-functional, and inaccessible charging stations. Klein Compl. ¶¶ 40-43; McCauley Compl. ¶¶ 52-84. The Company’s primary business function is designing, manufacturing, owning, and operating charging stations for electric vehicles. As such, having functional charging stations is critical to the Company’s success.

The Company shall update the “Driver Support Services” section of its website (https://blinkcharging.com/contact#driver) to include a selection called “Charging Station Support” for the general public to report faults or issues with the Company’s publicly available charging stations. Any reports received shall be reviewed within 30 business days, and any required maintenance shall be carried out as soon as reasonably practicable thereafter.

2.	Board Composition and Practices

During 2022 and 2023, a total of four (4) new independent directors joined the Board. The Board acknowledges that these new independent directors were added to the Board as a direct result of Plaintiffs’ efforts in initiating and prosecuting the Derivative Actions.

2 The term “Bylaws” refers to the Bylaws of New Image Concepts, Inc., as amended through the date of the acceptance of this Term Sheet. The Company was previously named New Image Concepts, Inc. at its incorporation.

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In addition, the Board shall adopt the following reforms as they relate to its composition and practices:

(a)	Limitation on Active CEOs. The Board shall adopt a policy of having no more than three (3) directors who are active CEOs at any public company, including the Company.

(b)	Record Retention. All Board presentations and minutes shall be maintained in the Company’s records for no less than ten (10) years.

3.	Management-Level Disclosure Committee Charter and Enhancements

To ensure that the Company’s disclosure processes and procedures are adequately managed, the Company has established a new management-level Disclosure Committee.

The functions of the Disclosure Committee are to ensure that all public disclosures made by the Company to its security holders or the investment community, including, but not limited to, SEC filings, material press releases, and the Company’s significant statements to non-Company individuals at public or private meetings: (i) are accurate, complete, and timely; (ii) fairly present the Company’s financial condition, results of operations, cash flows, and technical capabilities in all material respects; and (iii) meet any other applicable laws and stock exchange requirements.

The Company shall formalize the duties and responsibilities of the Disclosure Committee via the adoption of a Disclosure Committee Charter (“Charter”) which conforms to the standards and practices described herein, and which the Company shall post on the Investor Relations portion of the Company’s website. The Disclosure Committee will evaluate and assess its Charter and its performance annually or upon the occurrence of certain material events. Any changes to the Disclosure Committee’s Charter must be approved by the Certifying Officers (defined below). Among other things, the new Disclosure Committee Charter shall provide:

A.	Composition and Meetings

The Disclosure Committee shall consist of, at least, the Company’s CEO, Chief Financial Officer (“CFO”), General Counsel, and one other senior officer with day-to-day oversight of the key functional areas of the Company. Additional committee members may be appointed and/or removed by the CEO and/or CFO (the “Certifying Officers”) at any time.

One member of the Disclosure Committee will be designated the Committee’s Chairperson by the Certifying Officers. The Chairperson shall schedule and preside over meetings and ensure the timely preparation of agendas and written minutes from meetings. Said written materials of the Disclosure Committee shall be maintained in the Company’s records for no less than ten (10) years.

The Disclosure Committee shall hold regular meetings prior to each annual and quarterly filing required by the Securities Exchange Act of 1934 (“Exchange Act”) and ad hoc meetings from time to time as directed by the Disclosure Committee Chairperson.

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B.	Duties and Responsibilities

The Disclosure Committee’s responsibilities shall be as follows:

(a)	Establish and maintain a Disclosure Controls Policy (the “Disclosure Controls”) designed to ensure that information required to be disclosed by the Company in its filings with the SEC and other information that the Company discloses to its shareholders and the investment community is recorded, processed, summarized, and reported accurately and timely, including policies and procedures for evaluating periodic and ad hoc disclosures, as well as procedures and policies for periodically assessing the effectiveness of the Company’s Disclosure Controls;

(b)	Evaluate the integrity and effectiveness of the Company’s Disclosure Controls as of the end of the period covered by each SEC Periodic Report filed by the Company with the SEC and any amendments to those reports, including through the use of outside consultants as the Committee deems useful and appropriate;

(c)	Review the Company’s Exchange Act filings (including Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements), registration statements, correspondence to shareholders, and presentations to analysts and investors, and other information material to the Company’s shareholders, and in the event that such review reveals a false statement or omission of material fact, the Disclosure Committee shall report the deficiency to the Board;

(d)	In conducting such review, coordinate with other Company senior officers, independent accountants, internal auditors, outside legal counsel, and the Audit Committee, as necessary;

(e)	Work with the Board’s Audit Committee to the ensure the timely evaluation and accurate public disclosure of all material information concerning the Company’s internal controls, accounting policies and procedures, financial condition, results of operations, cash flows and technical capabilities in all material respects;

(f)	At least annually review and assess the Company’s non-financial metrics disclosed in its Exchange Act filings; and

(g)	The Chair of the Disclosure Committee, or the Chair’s designee, shall report at least quarterly to the full Board.

4.	Creation of a Public Statements Policy

The Board shall implement and maintain a Public Statements Policy. The purpose of the Public Statements Policy is to disclose material information concerning Blink to the public only through specific limited channels to make sure any information communicated about Blink is accurate and to ensure that all those with an interest in Blink will have equal access to information. The newly established Public Statements Policy shall be disseminated to Blink’s officers, directors, and employees, and published on the Investor Relations portion of Blink’s website.

The Public Statements Policy is attached at Exhibit A.

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5.	Enhanced Duties of the Audit Committee

The Company shall adopt a resolution to amend the Audit Committee Charter. The amended Audit Committee Charter shall be posted on the Investor Relations portion of the Company’s website and shall provide as follows:

(a)	The Audit Committee shall meet at least four (4) times annually and in separate executive sessions with the Company’s management, independent auditor, in carrying out its duties. The CFO will not be present in such meetings;

(b)	The Audit Committee shall meet quarterly in separate sessions with the Company’s General Counsel and outside counsel to review any legal matters pertinent to carrying out its duties;

(c)	The Audit Committee shall review the Code of Conduct at least annually;

(d)	The Audit Committee shall annually receive a report listing all trades in the Company securities completed by Section 16 officers.

(e)	The Audit Committee shall be responsible for monitoring the Company’s compliance with its public reporting requirements under state and federal securities laws and regulations. The Audit Committee shall be responsible for identifying material risks relating to the Company’s public disclosures about the Company’s business affairs, financial reporting, and risk exposure.

(f)	The Audit Committee shall prepare a written report to the full Board whenever it identifies any material risks relating to the Company’s compliance with state and federal securities laws and regulations. This report shall include specific recommendations regarding proposals for mitigating these risks, as well as relevant considerations relating to the Company’s public disclosures of these risks. Said written report shall be maintained in the Company’s records for no less than ten (10) years.

(g)	The Audit Committee shall be responsible, in conjunction with the Disclosure Committee, for reviewing the Company’s periodic public reports filed with the SEC to ensure proper disclosure of risks and risk factors. In the event that such review reveals a false or misleading statement or omission of material fact in the periodic public report, the Audit Committee will report the deficiency to the full Board for corrective action.

(h)	The Audit Committee shall report compliance issues that may have significant financial implications and report compliance issues that are sufficiently material to trigger a disclosure obligation (including risks relating to compliance issues and disclosure issues) to the full Board.

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6.	New Independent Auditor

On May 14, 2024, the Board approved the dismissal of the Company’s independent auditor Marcum LLP and approved its replacement by Grant Thornton LLP.

7.	Enhanced Duties of the Compensation Committee

The Company shall adopt a resolution to amend the Compensation Committee Charter, which amended charter shall be published on the Investor Relations portion of the Company’s website. The Compensation Committee Charter shall be amended to require the following:

(a)	In determining, setting, or approving annual short-term compensation arrangements, the Compensation Committee shall take into account the particular executive officer’s performance as it relates to both legal compliance and compliance with the Company’s internal policies and procedures. This shall not affect payments that are required to be paid pursuant to the Company’s plans, policies, or agreements; and

(b)	In determining, setting, or approving the termination benefits and/or separation pay to executive officers, the Compensation Committee shall take into consideration the circumstances surrounding the particular executive officer’s departure and the executive officer’s performance as it relates to both legal compliance and compliance with the Company’s internal policies and procedures. This shall not affect payments or benefits that are required to be paid pursuant to the Company’s plans, policies, or agreements.

(c)	After the Derivative Actions were filed, Blink eliminated the practice of making cash payments to directors to cover expected income taxes on stock grants, stopped paying directors fees to attend Board meetings, and placed a $200,000 annual limit on the combined stock and cash awarded to outside directors in 2022 and 2023.

8.	Internal Controls and Compliance Functions

In addition to all requirements set forth in the Sarbanes-Oxley Act of 2002 (“SOX”), the Company’s management shall, at a minimum, assess the adequacy of the Company’s internal controls quarterly, and shall report in the Company’s Quarterly Reports on SEC Form 10-Q any identified material weaknesses.

Furthermore, Blink shall retain a third-party SOX advisor, which currently is retained by the Company for a year-long engagement, which engagement Blink would not have renewed were it not for the settlement of the Derivative Actions. Blink shall retain such third-party SOX advisor for one additional year to review Blink’s compliance with COSO standards, to conduct an annual analysis regarding appropriate steps Blink could take to test and then strengthen the internal audit and control function, including but not limited to, by taking the following actions:

(a)	Identifying necessary resources needed to effectively manage internal knowledge of risk exposure, existing laws and regulations, and disclosure obligations;

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(b)	Assessing risks of noncompliance with laws and regulations, internal controls, and disclosure obligations, and incorporating such risk assessments into internal audit procedures; and

(c)	Implementing technology to improve auditing techniques, data mining, and predictive modeling with respect to compliance issues and risk exposure.

The consultant shall annually prepare a written report with recommended changes to Blink’s Risk Committee, CCO, and Audit Committee. This consultant shall meet annually with the Board, CEO, CFO, CCO, and Blink’s external auditors to present the written report in advance of the Company’s finalization of its annual SEC Form 10-K report (regardless of whether the annual report on SEC Form 10-K is a restatement, amended filing, or initial filing, and whether it is submitted late or on time).

The Board shall consider implementation of each recommendation contained in the report. As to each recommendation in the report, the Board shall decide whether to implement the recommendation and shall prepare minutes setting forth the specific reason(s) for the decision (including the results of the Board vote for each recommendation that is not accepted). The consultant’s report shall be attached to the Board minutes as an exhibit. A copy of such minutes and the consultant’s report shall be maintained by the CCO for a period of ten (10) years. Moreover, in the final annual report on SEC Form 10-K filed after the Board’s evaluation of the consultant’s report, the Board shall include a summary of the consultant’s proposals, the Board’s determination with regard to the proposals, and the reasons for such determination.

9.	Director Education

To ensure that the Company’s directors receive robust continuing education, each director shall be required to annually attend either in person or online three (3) hours of continuing education programs designed for directors of publicly traded companies.

10.	Creation and Adoption of a Standalone Policy Prohibiting Discrimination, Retaliation, and Harassment

The Company shall adopt and implement a policy prohibiting discrimination, retaliation, and harassment. The policy shall apply generally to benefit all Blink employees along with the hiring and Board nomination process and shall include, inter alia: (i) resources for employees to refer to regarding relevant anti-discrimination, harassment, and retaliation laws and regulations at the federal and state level and their rights related thereto; (ii) a description of steps the Company shall take to investigate complaints related to such alleged misconduct; (iii) reporting options for complaints, which shall align with the Company’s Whistleblower Policy and compliance reporting described herein; and (iv) disciplinary steps the Company shall take in response to any discrimination, harassment, and/or retaliation at all levels of the Company.

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EXHIBIT B

John P. Aldrich, Esq.

Nevada Bar No. 6877

ALDRICH LAW FIRM, LTD.

7866 West Sahara Avenue

Las Vegas, Nevada 89117

Tel: (702) 853-5490

Fax: (702) 227-1975

jaldrich@johnaldrichlawfirm.com

SHUMAN, GLENN & STECKER

Kip B. Shuman

100 Pine Street, Suite 1250

San Francisco, CA 94111

Tel: (303) 861-3003

Fax: (303) 536-7849

kip@shumanlawfirm.com

Counsel for Plaintiff

EIGHTH JUDICIAL DISTRICT COURT

CLARK COUNTY, NEVADA

CAILYN McCAULEY, derivatively on behalf of
BLINK CHARGING CO.,	Case No.: A-22-847894-C
Dept. No.: 26
Plaintiff,
EXHIBIT B

v.
[PROPOSED] PRELIMINARY APPROVAL ORDER
MICHAEL D. FARKAS, MICHAEL P. RAMA, BRENDAN S. JONES, LOUIS R. BUFFALINO, JACK LEVINE, KENNETH R. MARKS, and RITSAART J.M. VAN MONTFRANS,

Defendants,

and

BLINK CHARGING CO.,

Nominal Defendant.

[PROPOSED] PRELIMINARY APPROVAL ORDER CASE NO. A-22-847894-C

This matter came before the Court on Plaintiffs’ unopposed motion requesting that the Court enter an order: (i) preliminarily approving the proposed settlement (“Settlement”) of stockholder derivative claims brought on behalf of Blink Charging Co. (“Blink” or the “Company”) in accordance with the Stipulation and Agreement of Settlement dated June 26, 2025 (the “Stipulation”); (ii) approving the form and manner of the notice of the Settlement to Current Blink Stockholders; and (iii) setting a date for the Settlement Hearing.1

WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, which will resolve: (i) the above-captioned stockholder derivative action brought on behalf of Blink (the “Nevada Action”); and (ii) the related Florida Action;

WHEREAS, the Court finds, upon a preliminary evaluation, that the proposed Settlement falls within the range of possible approval criteria, as it provides a beneficial result for Blink and appears to be the product of serious, informed, non-collusive negotiations overseen by an experienced mediator; and

WHEREAS, the Court also finds, upon a preliminary evaluation, that Current Blink Stockholders should be apprised of the Settlement through the Parties’ proposed form and means of notice; allowed to file objections, if any, thereto; and appear at the Settlement Hearing, if they so desire.

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:

1. The Court preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate.

2. On ____________, 2025, at ____ __.m., at Regional Justice Center, 200 Lewis Ave., Las Vegas, NV, 89155 Courtroom 10D or via Zoom or some other video platform or telephonically, the Honorable Gloria Sturman will hold a hearing (the “Settlement Hearing”) at which the Court will determine whether: (i) the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) the Notice, as set forth in Exhibit C to the Stipulation, fully satisfies the requirements of Nevada Rule of Civil Procedure 23.1 and the requirements of due process; (iii) to enter the proposed Order and Final Judgment in its entirety, as set forth in Exhibit D to the Stipulation; (iv) the Fee and Expense Amount as well as the Service Awards should be approved; and (v) to determine such other matters as the Court may deem appropriate.

3. The Court reserves the right to: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Parties consistent with such Settlement, without further notice to Current Blink Stockholders; (ii) continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Current Blink Stockholders; and (iii) the right to conduct the Settlement Hearing remotely without further notice to Current Blink Stockholders.

1 Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation.

[PROPOSED] PRELIMINARY APPROVAL ORDER CASE NO. A-22-847894-C

4. The Court finds that the form, substance, and dissemination of information to Current Blink Stockholders regarding the proposed Settlement in the manner set out in this order (“Preliminary Approval Order”), including the Notice, as set forth in Exhibit C to the Stipulation, constitutes the best notice practicable under the circumstances and complies with the Nevada Rules of Civil Procedure and all other applicable law and due process.

5. Within fourteen (14) days after the entry of an order by the Court preliminarily approving the Settlement, the notice of the Settlement shall be provided through (i) the filing of a Current Report on Form 8-K with the U.S. Securities Exchange Commission (“SEC”) by the Company, which shall include as attachments the approved settlement notice (“Settlement Notice”) and the Stipulation and exhibits thereto; (ii) the publication one time of the Settlement Notice in Investor’s Business Daily or www.investors.com; and (iii) the posting of the SEC Form 8-K with the Settlement Notice, Stipulation and exhibits thereto on the Company’s Investor Relations website through the date of the Settlement Hearing.

6. All costs incurred in the posting, filing, and publishing of the notice of the Settlement as provided in paragraph 5 above shall be paid by Blink, and Defendants shall undertake all administrative responsibility for the posting, filing, and publishing of such notice of the Settlement.

7. At least ten (10) business days before the Settlement Hearing, Defendants’ Counsel shall file with the Court an appropriate affidavit with respect to the posting, filing, and publishing of the notice of the Settlement as provided for in paragraph 5 of this Preliminary Approval Order.

8. Prior to Final Approval of the Settlement by the Court, Plaintiffs, Current Blink Stockholders, and any other of Plaintiffs’ Releasees, and anyone who acts or purports to act on their behalf, are barred and enjoined from filing, commencing, prosecuting, intervening in, participating in, or receiving any benefits or other relief from any other lawsuit, arbitration, or administrative, regulatory, or other proceeding (including a motion or complaint in intervention in any such action or proceeding if the person or entity filing such motion or complaint in intervention purports to be acting as, on behalf of, for the benefit of, or derivatively for any of the above persons or entities) or order, in any jurisdiction or forum, as to the Released Defendant Parties based on or relating in any way to the Released Claims.

9. Current Blink Stockholders who wish to object to the fairness, reasonableness or adequacy of the Settlement or to any term(s) of the Settlement must both serve on Plaintiffs’ Counsel and Defendants’ Counsel (as set out below) and file with the Court a statement of objection, which must be received by no later than ___________ __, 2025 (which date shall be at least twenty-one (21) calendar days before the Settlement Hearing). Any Current Blink Stockholder may object on his, her or its own, or through counsel hired at his, her or its own expense. Any Current Blink Stockholder’s objection should set out the specific reasons, if any, for each objection, including any legal support the Current Blink Stockholder wishes to bring to the Court’s attention and any evidence the Current Blink Stockholder wishes to introduce in support of such objections. The statement of objection must include the caption of the Nevada Action and the following information: (i) the Current Blink Stockholder’s name, address, telephone number and e-mail address (if available); (ii) the number of shares of Blink stock the Current Blink Stockholder currently holds, together with third-party documentary evidence, such as the most recent account statement, showing such share ownership, and proof of being a current Blink stockholder as of June 26, 2025, through the present, (iii) if the objection is made through the Current Blink Stockholder’s counsel, that counsel’s name, address, telephone number and e-mail address; (iv) a statement of specific objections to the Settlement, the grounds therefore, or the reasons for such person desiring to appear and be heard, as well as all documents or writings such person desires the Court to consider; (v) the identities of any witnesses such person plans on calling at the Settlement Hearing, along with a summary description of their likely testimony; and (vi) a list – including dates, courts, case names and numbers, and disposition – of any other settlements to which the individual or entity has been a party to or objected during the previous three (3) years.

10. Any attorney retained by a Current Blink Stockholder for the purpose of objecting must both serve on Plaintiffs’ Counsel and Defendants’ Counsel (as set out below) and file with the Court a notice of appearance, which must be received by no later than ____________ __, 2025 (which date shall be at least twenty-one (21) calendar days before the Settlement Hearing).

[PROPOSED] PRELIMINARY APPROVAL ORDER CASE NO. A-22-847894-C

11. A Current Blink Stockholder who wishes to object to the proposed Settlement does not need to attend the Settlement Hearing. However, any Current Blink Stockholder who files and serves a timely written objection pursuant to this Preliminary Approval Order – and only such Current Blink Stockholders – may appear at the Settlement Hearing either in person or through personal counsel retained at his, her or its own expense. Any Current Blink Stockholder’s counsel who intends to make an appearance at the Settlement Hearing must serve on Plaintiffs’ Counsel and Defendants’ Counsel (as set out below) and file with the Court a notice of intention to appear, which must be received by no later than ________ __, 2025 (which date shall be at least twenty-one (21) calendar days before the Settlement Hearing).

12. Any submissions made pursuant to paragraphs 9 through 11 of this Preliminary Approval Order must be (i) sent or delivered to the following addresses:

a.	The Court:

Clerk of Court

Regional Justice Center

200 Lewis Ave, 3rd Floor

Las Vegas, Nevada 89101

b.	Plaintiffs’ Counsel:

SHUMAN, GLENN & STECKER

Rusty E. Glenn

600 17th Street, Suite 2800 South

Denver, CO 80202

(303) 861-3003

rusty@shumanlawfirm.com

GAINEY McKENNA & EGLESTON

Thomas J. McKenna

Gregory M. Egleston

260 Madison Avenue, 22nd Floor

New York, NY 10016

(212) 983-1300

tjmckenna@gme-law.com

gegleston@gme-law.com

c.	Defendants’ Counsel:

HOLLAND & KNIGHT, LLP

Stephen Warren

Allison Kernisky

701 Brickell Avenue, Suite 3300

Miami, FL 33131

(305) 374-8500

stephen.warren@hklaw.com

allison.kernisky@hklaw.com

13. Counsel for the Parties are directed to promptly inform each other of any submission served on them (or that otherwise comes into their possession) pursuant to paragraphs 9 through 11 of this Preliminary Approval Order.

14. Any Current Blink Stockholder who fails to comply with the requirements of this Preliminary Approval Order shall waive and forfeit any and all rights he, she or it may otherwise have to object and/or to appear at the Settlement Hearing. Current Blink Stockholders do not need to appear at the hearing or take any other action to indicate their approval of the proposed Settlement.

[PROPOSED] PRELIMINARY APPROVAL ORDER CASE NO. A-22-847894-C

15. Any Current Blink Stockholder who submits an objection to the proposed Settlement shall be deemed to consent to the exclusive jurisdiction of this Court with respect to such objection and all issues that arise or relate to such objection, including any order issued or findings made by the Court regarding the objection.

16. The Parties shall file with the Court (and serve on each other) any papers they wish to submit in support of the proposed Settlement as follows:

a.	Any motions for final approval of the proposed Settlement and motions for Plaintiffs’ Counsel’s Fee and Expense Amount must be filed and served at least twenty-eight (28) days before the Settlement Hearing; and

b.	Any papers in response to objections must be filed and served at least fourteen (14) days before the Settlement Hearing.

17. All proceedings in the Nevada Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation.

18. This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to Current Blink Stockholders.

19. Neither the Stipulation nor the Settlement, nor any act or omission taken in connection with the Stipulation or the Settlement, is intended or shall be deemed to be a presumption, concession or admission by: (a) any of the Individual Defendants, Blink or any of the Released Defendant Parties as to the validity of any claims, causes of action or other issues that were or could have been raised in the Derivative Actions or in any other litigation, or to be evidence of or constitute an admission of wrongdoing or liability by any of them; or (b) Plaintiffs as to the lack of merit of any claim or the validity of any defense. The Parties may, however, submit a copy of this Preliminary Approval Order to the Florida Court in the related Florida Action to keep that court informed as to the Settlement-related proceedings.

20. The Court reserves the right to hold the Settlement Hearing telephonically or by videoconference without further notice to Current Blink Stockholders. Any Current Blink Stockholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court’s calendar and/or the Investors Relations page of Blink’s website for any change in date, time or format of the Settlement Hearing. The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Parties, if appropriate, without further notice to Current Blink Stockholders. The Court retains jurisdiction to consider all further applications arising out of or connected with the Settlement.

IT IS SO ORDERED.

DATED: ____________

HONORABLE GLORIA STURMAN

CLARK COUNTY DISTRICT COURT JUDGE

[PROPOSED] PRELIMINARY APPROVAL ORDER CASE NO. A-22-847894-C

EXHIBIT C

John P. Aldrich, Esq.

Nevada Bar No. 6877

ALDRICH LAW FIRM, LTD.

7866 West Sahara Avenue

Las Vegas, Nevada 89117

Tel: (702) 853-5490

Fax: (702) 227-1975

jaldrich@johnaldrichlawfirm.com

SHUMAN, GLENN & STECKER

Kip B. Shuman

100 Pine Street, Suite 1250

San Francisco, CA 94111

Tel: (303) 861-3003

Fax: (303) 536-7849

kip@shumanlawfirm.com

Counsel for Plaintiff

EIGHTH JUDICIAL DISTRICT COURT

CLARK COUNTY, NEVADA

CAILYN McCAULEY, derivatively on behalf of BLINK CHARGING CO.,	Case No.: A-22-847894-C
Dept. No.: 26
Plaintiff,
v.	EXHIBIT C

MICHAEL D. FARKAS, MICHAEL P. RAMA, JACK LEVINE, KENNETH R. MARKS, and RITSAART J.M. VAN MONTFRANS,	NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTIONS BRENDAN S. JONES, LOUIS R. BUFFALINO,
Defendants,

and

BLINK CHARGING CO.,

Nominal Defendant.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTIONS Case No. A-22-847894-C

TO:	ALL PERSONS OR ENTITIES WHO HOLD OR BENEFICIALLY OWN, DIRECTLY OR INDIRECTLY, BLINK CHARGING CO. (“BLINK” OR THE “COMPANY”) COMMON STOCK AS OF JUNE 26, 2025 (“CURRENT BLINK STOCKHOLDERS”)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED STOCKHOLDER DERIVATIVE ACTION (THE “NEVADA ACTION”) AND A RELATED STOCKHOLDER DERIVATIVE ACTION PENDING IN FLORIDA (THE “FLORIDA ACTION”) BY ENTRY OF THE JUDGMENT BY THE COURT AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD BLINK COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of the above- referenced stockholder derivative lawsuit, as well as a related derivative suit in Florida. This Notice is provided by Order of the District Court for Clark County, Nevada (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement, and your rights related thereto.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the Settlement of the following actions:

●	McCauley v. Farkas, et al., Case No. A-22-847894-C (Clark Cty., Nev.); and

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTIONS Case No. A-22-847894-C

●	In re Blink Charging Co. S’holder Deriv. Litig., Case No. 2020-019815-CA-01 (Fla. 11th Cir. Ct.).

Plaintiffs in these actions (the “Derivative Actions”), Cailyn McCauley, Cindey Maloney, and Vipin Bhatia (collectively “Plaintiffs”); individual defendants Michael D. Farkas, Michael P. Rama, Brendan S. Jones, Louis R. Buffalino, Jack Levine, Kenneth R. Marks, Ritsaart J.M. van Montfrans, and Donald Engel (the “Individual Defendants”); and nominal defendant Blink (together with the Individual Defendants, the “Defendants”) (Plaintiffs and Defendants are collectively referred to as the “Parties”) have agreed upon terms to settle the Derivative Actions and, through counsel, have signed a written Stipulation and Agreement of Settlement (“Stipulation”) memorializing those settlement terms.

On ____________, 2025, at _________.m., at Regional Justice Center, 200 Lewis Ave, Las Vegas, NV, 89155 Courtroom 10D or via Zoom or some other video platform or telephonically, the Honorable Gloria Sturman will hold a hearing (the “Settlement Hearing”) in the Nevada Action. For more details on the Settlement Hearing, including how to attend and object to the Settlement, see Sections VI and VII below.

II.	SUMMARY OF THE DERIVATIVE ACTIONS

A.	Description of the Derivative Actions and Settlement

Blink, a Nevada corporation headquartered in Maryland, owns, operates, and provides electric vehicle charging equipment and networked electric vehicle charging services to drivers of electric vehicles, primarily in the U.S., through its wholly-owned subsidiaries.

In September 2020, a shareholder derivative lawsuit, captioned Klein (derivatively on behalf of Blink Charging Co.) v. Farkas et al., Case No. 20- 19815CA01, was filed in Miami-Dade County Circuit Court seeking to pursue claims belonging to the Company against Blink’s Board of Directors (the “Board”) and its former Chief Financial Officer (“CFO”) Michael Rama (the “Klein Lawsuit”). The Klein Lawsuit alleged that between March 6, 2020 and August 17, 2020, the Individual Defendants breached their fiduciary duties by personally making and/or causing the Company to make to the investing public a series of materially false and misleading statements that failed to disclose material information regarding the Company’s business, operations, and prospects, including in the Company’s public filings with the U.S. Securities and Exchange Commission (“SEC”) and elsewhere that it, among other things, had a robust network of electric vehicle charging stations throughout the U.S. and asserted that its network enables electric vehicle drivers to “easily charge” at any of Blink’s supposed 15,000 charging stations.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTIONS Case No. A-22-847894-C

In December 2020, another shareholder derivative action, captioned Bhatia (derivatively on behalf of Blink Charging Co.) v. Farkas et al., Case No. 20-27632CA01, was filed in Miami-Dade County Circuit Court against the same defendants in the Klein Lawsuit and asserted similar claims, as well as additional claims relating to the Company’s nomination, appointment and hiring of minorities and women and the Company’s decision to retain its outside auditor (the “Bhatia Lawsuit”).

In June 2022, the court consolidated the Klein and Bhatia actions under the caption In re Blink Charging Co. Stockholder Derivative Litigation, Lead Case No. 2020-019815-CA-01.

In February 2022, a third shareholder derivative lawsuit, captioned McCauley (derivatively on behalf of Blink Charging Co.) v. Farkas et al., Case No. A-22-847894-C, was filed in Clark County, Nevada seeking to pursue claims belonging to the Company against Blink’s Board and Mr. Rama (the “McCauley Lawsuit”). The McCauley Lawsuit asserted similar claims and sought similar damages as the Klein Lawsuit.

As a result of the foregoing, the Derivative Actions alleged that the Company suffered damage from, among other things, (i) legal fees associated with defending against a factually-related securities class action, captioned Bush v. Blink Charging Company, Case No. 1:20-cv-23527-KMW (S.D. Fla.) (the “Securities Class Action”); (ii) costs of defending against potential related investigations and any fines arising therefrom; and/or (iii) other damages. The Derivative Actions are currently stayed.

Defendants have vigorously denied, and continue to deny vigorously, any and all allegations of wrongdoing or liability with respect to the claims asserted in the Derivative Actions.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTIONS Case No. A-22-847894-C

B.	The Settlement Negotiations

Settlement negotiations began in or around March 2024 when Plaintiffs sent a settlement demand to Defendants which set forth, inter alia, demands to settle the Derivative Actions in consideration of certain corporate governance reforms. The settlement negotiations between the Parties continued for several months as the Parties, by and through their attorneys, engaged in good faith, arm’s-length discussions regarding the possible settlement of the Derivative Actions. In connection with the settlement negotiations, the Parties agreed to engage in mediation with Jed D. Melnick of JAMS (the “Mediator”).

On April 3, 2024, the Parties attended a full-day mediation with the Mediator. During this mediation session, with the assistance of the Mediator, the Parties engaged in frank discussions regarding the strengths and weaknesses of the claims and defenses at issue in the Derivative Actions. Although no resolution was reached at the conclusion of this mediation, the Parties made significant progress and continued their arm’s-length negotiations and exchanges of settlement proposals and counterproposals over the ensuing months.

In early November 2024, following the exchange of numerous settlement proposals and counterproposals, the Parties reached an agreement in principle on the material substantive terms of a global settlement of the Derivative Actions and the terms of the corporate governance reforms, as reflected in Exhibit A to the Stipulation (the “Corporate Governance Reforms”). On November 14, 2024, the Parties executed a term sheet (the “Term Sheet”) memorializing those material substantive terms and the terms of the Corporate Governance Reforms, subject only to the good faith negotiation and execution of the Stipulation. On June 26, 2025, the Parties completed their negotiations and executed the Stipulation.

III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The proposed Settlement, as set forth more fully in the Stipulation, requires the Company to adopt and implement the Corporate Governance Reforms that are outlined in Exhibit A to the Stipulation. The Corporate Governance Reforms shall be maintained for a minimum period of four (4) years from the date of adoption as outlined in the Stipulation.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTIONS Case No. A-22-847894-C

The members of Blink’s Board, including the independent, non-defendant directors, acting by unanimous resolution and in exercise of their business judgment, have determined that the Plaintiffs’ efforts in connection with their respective Derivative Actions were a substantial factor in the adoption, implementation, and maintenance of the Corporate Governance Reforms provided by the Settlement; that because of the substantial corporate benefits conferred on Blink and its stockholders, the Settlement is fair and reasonable in all respects; and approval of the Settlement is in the best interests of the Company and its stockholders.

This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court.

IV.	PLAINTIFFS’ COUNSEL’S ATTORNEYS’ FEES AND EXPENSES

After the Parties reached an agreement in principle on the material substantive terms to resolve the Derivative Actions and executed the Term Sheet, the Parties commenced negotiations regarding an appropriate amount of attorneys’ fees and expenses for Plaintiffs’ Counsel. On April 29, 2025, the Parties participated in a half-day mediation overseen by the Mediator, concerning the amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel in consideration of the substantial benefits achieved for the Company and its current stockholders through the Derivative Actions. No agreement was reached by the conclusion of this mediation session, and after the Parties had arrived at an impasse, the Mediator issued a Mediator’s Proposal to the Parties, pursuant to which Plaintiffs’ Counsel would be paid attorneys’ fees and expenses in the amount of $553,750 (five hundred fifty-three thousand, seven hundred and fifty dollars), subject to approval of the Court. On May 2, 2025, the Mediator reported to the Parties that all Parties had accepted the Mediator’s Proposal.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTIONS Case No. A-22-847894-C

V.	REASONS FOR THE SETTLEMENT

The Parties believe that the Settlement and each of its terms are fair, reasonable, and in the best interests of the Company and its stockholders, and that the Settlement, including the Corporate Governance Reforms, confers substantial and material benefits upon the Company and its stockholders.

A.	Why Did Plaintiffs Agree to Settle?

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Derivative Actions have merit and that their investigations support the claims asserted. However, and without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, based upon their thorough investigation and evaluation of the relevant evidence, substantive law, procedural rules, and their assessment of the interests of Blink and Current Blink Stockholders, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement’s guarantee of substantial benefits conferred upon Blink and Current Blink Stockholders in the form of the Corporate Governance Reforms is fair, reasonable and adequate consideration for foregoing the pursuit of a potentially superior recovery through further litigation, and serves the best interests of Blink and Current Blink Stockholders.

Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Derivative Actions, as well as the difficulties and delays inherent in such litigation. Based upon their thorough investigation and evaluation of the relevant evidence, substantive law, procedural rules, and their assessment of the interests of Blink and its stockholders, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement’s guarantee of substantial benefits conferred upon Blink and its stockholders in the form of the Corporate Governance Reforms is fair, reasonable and adequate consideration for foregoing the pursuit of a potentially superior recovery through further litigation, and serves the best interests of Blink and its stockholders.

Plaintiffs’ Counsel attest that they conducted an investigation relating to the claims and the underlying events alleged in the Derivative Actions, including, but not limited to: (i) reviewing and analyzing Blink’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (ii) reviewing and analyzing the investigations in publicly- available pleadings against Blink related to the allegations in the Derivative Actions; (iii) reviewing and analyzing the allegations contained in the related Securities Class Action; (iv) researching, drafting, and filing shareholder derivative complaints; (v) reviewing internal documents produced by the Company pursuant to certain letter agreements; (vi) researching the applicable law with respect to the claims asserted (or which could be asserted) in the Derivative Actions and the potential defenses thereto; (vii) researching corporate governance issues; (viii) preparing detailed settlement demands on behalf of Plaintiffs; (ix) participating in a full-day mediation on April 3, 2024; (x) engaging in extensive pre- and post-mediation settlement discussions and exchanging extensive corporate governance reforms and counteroffers, with the Mediator and counsel for the Defendants; and (xi) negotiating and drafting the settlement documentation for presentment to the Court.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTIONS Case No. A-22-847894-C

Plaintiffs’ Counsel’s views are further informed by their experience and thorough analysis of the facts and law governing the applicable derivative standing and pleading requirements, substantive claims and defenses, and damages and disgorgement remedies. Plaintiffs’ Counsel’s assessment of the facts and legal issues material to their recommendation in favor of the Settlement was honed and refined in the course of drafting pleadings, and during the lengthy substantive written and verbal exchanges with Defendants’ Counsel and the Mediator.

B.	Why Did the Defendants Agree to Settle?

Defendants have vigorously denied, and continue to deny vigorously, any and all allegations of wrongdoing or liability with respect to the claims and contentions asserted in the Derivative Actions. Defendants expressly have denied and continue to deny all allegations of wrongdoing by or liability against them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged, or that could have been alleged in the Derivative Actions. Without limiting the foregoing, Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to the Company or its stockholders, or that the Company or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Derivative Actions or otherwise. Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of the Company and its stockholders.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTIONS Case No. A-22-847894-C

Nonetheless, Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex cases like the Derivative Actions, and that the Settlement would, among other things: (a) bring to an end the expenses, burdens, and uncertainties associated with the continued litigation of the claims asserted in the Derivative Actions; (b) put to rest those claims and the underlying Derivative Actions; and (c) confer benefits upon them, including further avoidance of disruption of their duties due to the pendency and defense of the Derivative Actions. Therefore, Defendants have determined that it is desirable and beneficial that the Derivative Actions, and all of the Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation and Settlement.

VI.	SETTLEMENT HEARING

On ____________, 2025, at _________.m., at Regional Justice Center, 200 Lewis Ave, Las Vegas, NV, 89155 Courtroom 10D or via Zoom or some other video platform or telephonically, the Honorable Gloria Sturman will hold the Settlement Hearing in the Action. At the Settlement Hearing, the Court will consider, pursuant to Nevada Rule of Civil Procedure 23.1, whether (i) the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) this Notice fully satisfies the requirements of Nevada Rule of Civil Procedure 23.1 and due process; (iii) to enter the proposed Order and Final Judgment in its entirety, as set forth in Exhibit D to the Stipulation; (iv) the Fee and Expense Amount for Plaintiffs’ Counsel, as well as service awards for each of the Plaintiffs of up to $2,000, to be paid from the Fee and Expense Amount, should be approved; and (v) to determine such other matters as the Court may deem appropriate.

The Court may: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Parties consistent with such Settlement, without further notice to Current Blink Stockholders; (ii) continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Current Blink Stockholders; and (iii) conduct the Settlement Hearing remotely without further notice to Current Blink Stockholders.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTIONS Case No. A-22-847894-C

VII.	RIGHT TO ATTEND SETTLEMENT HEARING

Any Current Blink Stockholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. CURRENT BLINK STOCKHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

VIII.	RIGHT TO OBJECT TO THE SETTLEMENT AND THE PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A.	You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1. Your name, legal address, telephone number, and e-mail address;

2. The number of shares of Blink stock you currently hold, together with third-party documentary evidence, such as the most recent account statement, showing such share ownership, and proof of being a Blink Stockholder as of June 26, 2025 through the present;

3. If the objection is made by the Current Blink Stockholder’s counsel, the counsel’s name, address, telephone number and e-mail address (if available);

4. A statement of specific objections to the Settlement, the grounds therefore, or the reasons for such person desiring to appear and be heard, as well as all documents or writings such person desires the Court to consider;

5. The identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their likely testimony; and

6. A list – including dates, courts, case names and numbers, and disposition – of any other Settlements to which the individual or entity has been a party to or objected during the previous three (3) years.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTIONS Case No. A-22-847894-C

B.	You Must Timely File Written Objections with the Court and Deliver to Counsel for Plaintiffs and Defendants

ANY WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN ______________, 2025. The Court Clerk’s address is:

Clerk of Court

Eighth Judicial District Court

Clark County

Regional Justice Center

200 Lewis Ave.

Las Vegas, NV 89155

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO COUNSEL FOR PLAINTIFFS AND COUNSEL FOR DEFENDANTS SO THEY ARE RECEIVED NO LATER THAN _____________, 2025. Counsel’s addresses are:

Counsel for Plaintiffs:

SHUMAN, GLENN & STECKER

Rusty E. Glenn

600 17th Street, Suite 2800 South

Denver, CO 80202

(303) 861-3003

rusty@shumanlawfirm.com

GAINEY McKENNA & EGLESTON

Thomas J. McKenna

Gregory M. Egleston

260 Madison Avenue, 22nd Floor

New York, NY 10016

(212) 983-1300

tjmckenna@gme-law.com

gegleston@gme-law.com

Counsel for Defendants:

HOLLAND & KNIGHT, LLP

Stephen Warren

Allison Kernisky

701 Brickell Avenue, Suite 3300

Miami, FL 33131

(305) 374-8500

stephen.warren@hklaw.com

allison.kernisky@hklaw.com

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTIONS Case No. A-22-847894-C

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to the above-referenced counsel for the Parties.

Any attorney retained by a person intending to appear, and requesting to be heard, at the Settlement Hearing must, in addition to the requirements set forth above, file with the Clerk of the Court and deliver to counsel listed above for the Parties a notice of appearance, which must be received by no later than ____________, 2025.

Any person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

IX.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Nevada Action, Derivative Actions or the Stipulation. For additional information about the claims asserted in the Derivative Actions and the terms of the proposed Settlement, please refer to the documents filed with the Court in the Nevada Action, the Stipulation and its exhibits (they are filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC and available at www.sec.gov), and this Notice of Pendency and Proposed Settlement of Derivative Actions.

The “Investor Relations” section of Blink’s website (https://ir.blinkcharging.com) provides hyperlinks to the Notice and to the Stipulation and its exhibits. You may obtain further information by contacting any of Plaintiffs’ counsel at the above contact information.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT, THE CLERK’S OFFICE, DEFENDANTS OR DEFENDANTS’ COUNSEL.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTIONS Case No. A-22-847894-C

DATED:
HONORABLE GLORIA STURMAN

CLARK COUNTRY DISTRICT COURT JUDGE

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTIONS Case No. A-22-847894-C

EXHIBIT D

John P. Aldrich, Esq.

Nevada Bar No. 6877

ALDRICH LAW FIRM, LTD.

7866 West Sahara Avenue

Las Vegas, Nevada 89117

Tel: (702) 853-5490

Fax: (702) 227-1975

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SHUMAN, GLENN & STECKER

Kip B. Shuman

100 Pine Street, Suite 1250

San Francisco, CA 94111

Tel: (303) 861-3003

Fax: (303) 536-7849

kip@shumanlawfirm.com

Counsel for Plaintiff

EIGHTH JUDICIAL DISTRICT

COURT CLARK COUNTY, NEVADA

CAILYN McCAULEY, derivatively on behalf of BLINK CHARGING CO.,	Case No.: A-22-847894-C Dept. No.: 26
Plaintiff,
EXHIBIT D
v.
[PROPOSED] ORDER AND FINAL JUDGMENT
MICHAEL D. FARKAS, MICHAEL P. RAMA, BRENDAN S. JONES, LOUIS R. BUFFALINO, JACK LEVINE, KENNETH R. MARKS, and RITSAART J.M. VAN MONTFRANS,

Defendants,

and

BLINK CHARGING CO.,

Nominal Defendant.

[PROPOSED] ORDER AND FINAL JUDGMENT Case No. A-22-847894-C

This matter came before the Court for hearing pursuant to the Preliminary Approval Order of this Court, dated ____________, 2025, on the motion of the parties for approval of the proposed settlement (“Settlement”) set forth in the Stipulation and Agreement of Settlement dated June 26, 2025 (“Stipulation”).

The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement. Being fully advised of the premises and finding that good cause exists, the Court enters this Order and Final Judgment.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1. This Order and Final Judgment incorporates by reference the definitions in the Stipulation, and all terms used herein shall have the same meanings as set forth in the Stipulation, unless otherwise set forth herein.

2. This Court has jurisdiction over the subject matter of this case, including all matters necessary to effectuate the Settlement, and over all the Parties.

3. Based on evidence submitted, the Court finds that notice of the Settlement was published and disseminated in accordance with this Court’s Preliminary Approval Order. This Court further finds that the forms and contents of the Notice and Summary Notice, as previously preliminarily approved by the Court, complied with the requirements of Nevada Rule of Civil Procedure 23.1, satisfied the requirements of due process of the Nevada Constitution, and constituted due and sufficient notice of the matters set forth therein.

4. The Court finds that the terms of the Stipulation and Settlement are fair, reasonable, and adequate as to each of the Parties, and hereby finally approves the Stipulation and Settlement in all respects and orders the Parties to perform its terms to the extent the Parties have not already done so.

5. Pursuant to entry of this Judgment, the Nevada Action and all claims contained therein against Defendants, as well as all of Defendants’ Released Claims against each of the Released Defendant Parties, are hereby dismissed with prejudice. As among the Plaintiffs and Defendants, the parties are to bear their own costs, except as otherwise provided in the Stipulation.

[PROPOSED] FINAL ORDER AND JUDGMENT Case No. A-22-847894-C

6. Upon Final Approval of the Settlement, Plaintiffs’ Releasing Parties, by operation of the Settlement and to the fullest extent permitted by law, shall completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Released Defendant Parties from any and all of the Defendants’ Released Claims.

7. Upon Final Approval of the Settlement, Defendants’ Releasing Parties, by operation of the Settlement and to the fullest extent permitted by law, shall completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Released Plaintiff Parties from any and all of the Plaintiffs’ Released Claims.

8. The Settlement is intended to extinguish all of the Released Claims by the Releasing Parties as against the Released Persons and, consistent with such intention, upon Final Approval of the Settlement, the Releasing Parties shall waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law or principle of common law, which may have the effect of limiting the Released Claims as set forth in the Stipulation.

9. During the course of the Derivative Actions, all Parties and their respective counsel at all times complied with the requirements of Nevada Rule of Civil Procedure 11, Federal Rule of Civil Procedure 11, and all other similar rules, laws, or statutes.

10. The Court hereby approves the Fee and Expense Amount and Service Awards and finds that such awards are fair and reasonable.

11. Neither the Stipulation (including any Exhibits attached thereto) nor the Settlement, nor any act or omission taken in connection with this Stipulation or the Settlement, is intended or shall be deemed to be a presumption, concession or admission by: (a) any of the Individual Defendants, Blink or any of the Released Defendant Parties as to the validity of any claims, causes of action or other issues that were or could have been raised in the Derivative Actions or in any other litigation, or to be evidence of or constitute an admission of wrongdoing or liability by any of them, and each of them expressly denies any such wrongdoing or liability; or (b) Plaintiffs as to the lack of merit of any claim or the validity of any defense.

[PROPOSED] FINAL ORDER AND JUDGMENT Case No. A-22-847894-C

12. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation and Settlement, except as otherwise provided in the Stipulation.

13. This Order and Final Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Nevada Rule of Civil Procedure 58 and all other similar laws.

IT IS SO ORDERED.

DATED:
HONORABLE GLORIA STURMAN

CLARK COUNTRY DISTRICT COURT JUDGE

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[PROPOSED] FINAL ORDER AND JUDGMENT Case No. A-22-847894-C